Mirati Therapeutics Reports Third Quarter 2023 Financial Results and Recent Corporate Updates

SAN DIEGO – November 6, 2023 – Mirati Therapeutics, Inc.® (NASDAQ: MRTX), a commercial stage biotechnology company, today announced financial results for the third quarter 2023 along with recent pipeline and corporate updates.

“We are pleased to share the significant progress made during the third quarter of 2023, highlighted by the advancement of our robust pipeline of targeted oncology programs and continued launch execution of KRAZATI®,” said Charles Baum, M.D., Ph.D., CEO, president and founder, Mirati Therapeutics, Inc. “As we shared last month, we believe our pending acquisition by Bristol Myers Squibb will support the realization of the full potential of our therapies and enable the promise of a life beyond cancer. We look forward to continuing our work to improve the lives of people with cancer through Mirati discovered and developed therapeutics.”

Pipeline Updates

Adagrasib (Potent and selective KRASG12C inhibitor)

•In November, the Company announced the United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) granted conditional marketing authorization approval for KRAZATI (adagrasib) as a monotherapy indicated for the treatment of adult patients with advanced non-small cell lung cancer (NSCLC) with KRASG12C mutation and have progressive disease after prior therapy with, or intolerance to, platinum-based chemotherapy and/or anti-PD-1/PD-L1 immunotherapy.

•In October, the Company shared updated results from the KRYSTAL-7 Phase 2 study evaluating adagrasib combined with pembrolizumab in patients with first-line NSCLC with a KRASG12C mutation at the European Society of Medical Oncology Congress (ESMO) 2023.

•In September, the Company shared two-year follow-up data from a pooled analysis of the Phase 1/1b Cohort and Phase 2 Cohort A for the KRYSTAL-1 study evaluating adagrasib in NSCLC patients harboring a KRASG12C mutation at 2023 World Conference on Lung Cancer (WCLC).

•In September, the Company shared that adagrasib has been included in the National Comprehensive Cancer Network (NCCN) Guidelines for Colon and Rectal Cancer for patients harboring a KRASG12C mutation.

•The Company completed enrollment in KRYSTAL-10, a Phase 3 registrational clinical study in second-line colorectal cancer patients with a KRASG12C mutation, evaluating the combination of adagrasib plus cetuximab versus chemotherapy.

•The Company continues to enroll in KRYSTAL-12, a Phase 3 clinical study of adagrasib versus docetaxel in second line NSCLC patients.

•Re-examination by the European Medicine Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) of the Conditional Marketing Authorisation Application (MAA) for KRAZATI (adagrasib) for the treatment of patients with KRASG12C-mutated advanced NSCLC is ongoing.

MRTX1719 (MTA cooperative PRMT5 inhibitor)

•In August, the Company shared initial clinical data in patients with MTAP-deleted cancers. The Company continues to enroll patients in the Phase 1/2 clinical study.

MRTX1133 (Potent and selective KRASG12D inhibitor)

•The Company continues to enroll patients in the Phase 1/2 clinical study.

MRTX0902 (Potent SOS1 inhibitor)

•The Company continues to advance the Phase 1/2 clinical study evaluating the combination of MRTX0902 plus adagrasib.

Recent Corporate Updates
•In October, the Company and Bristol Myers Squibb announced their entry into a merger agreement under which Bristol Myers Squibb has agreed to acquire Mirati for $58.00 per share in cash, for a total equity value of $4.8 billion. Mirati stockholders will also receive one non-tradeable Contingent Value Right (CVR) for each Mirati share held, potentially worth $12.00 per share in cash, representing an additional $1.0 billion of value opportunity. The transaction is anticipated to close by the first half of 2024, subject to fulfillment of customary closing conditions, including approval of the Company’s stockholders and receipt of the required regulatory approvals.

•In August, the Company executed an underwritten public offering.

Third Quarter Financial Results

•Cash, cash equivalents and short-term investments of approximately $976.4 million as of September 30, 2023, including proceeds from an August 2023 public offering of our common stock that generated net proceeds of $332.5 million. Excluding the August 2023 financing, net decrease in cash, cash equivalents and short-term investments for the third quarter of 2023 was $135.5 million.

•Net KRAZATI® product revenue for the three and nine months ended September 30, 2023 was $16.4 million and $36.1 million, respectively. Net product revenue during the three and nine months ended September 30, 2023 is comprised of $15.1 million and $33.1 million, respectively, of commercial sales and $1.3 million and $3.0 million, respectively, of sales to a third-party commercial customer for its clinical trials. There was no product revenue for the same periods in 2022.

•License and collaboration revenue for the three and nine months ended September 30, 2023 was zero and $1.2 million, respectively, related to clinical supply revenue earned under the agreement with Zai Lab. License and collaboration revenue for the same periods in 2022 was $5.4 million and $11.5 million, respectively, related to milestone payments from Zai Lab and clinical supply revenue earned under the agreement with Zai Lab.

•Cost of product revenue for the three and nine months ended September 30, 2023 was $1.7 million and $3.8 million, respectively, of which $1.4 million and $3.0 million, respectively, related to product manufacturing and distribution costs, and royalties incurred on net sales of KRAZATI®. There was no cost of product revenue for the same periods in 2022.

•Research and development expenses for the three and nine months ended September 30, 2023 were $114.8 million and $365.6 million, respectively, compared to $131.1 million and $390.4 million for the same periods in 2022, respectively. The decrease was primarily driven by a reduction in clinical development costs for sitravatinib as the Company is no longer pursuing further clinical development, and a decrease in share-based compensation, partially offset by increases in costs for earlier stage clinical development programs such as MRTX1133.

•Selling, general and administrative expenses for the three and nine months ended September 30, 2023 were $72.0 million and $221.0 million, respectively, compared to $60.8 million and $169.0 million, respectively for the same periods in 2022. The increases were primarily due to an increase in headcount-related costs, including share-based compensation, and commercial-related costs to support the marketing and sales of KRAZATI®.

•Net loss for the three months ended September 30, 2023 was $161.9 million, or $2.49 per share basic and diluted, compared to a net loss of $173.6 million, or $3.09 per share basic and diluted for the same period in 2022. Net loss for the nine months ended September 30, 2023 was $523.4 million, or $8.66 per share basic and diluted, compared to a net loss of $538.4 million, or $9.66 per share basic and diluted for the same period in 2022.

About Mirati Therapeutics, Inc.®

Mirati Therapeutics, Inc. is a commercial stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Unified for patients, Mirati's vision is to unlock the science behind the promise of a life beyond cancer.

For more information about Mirati, visit us at Mirati.com or follow us on Twitter, LinkedIn, and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, Mirati Therapeutic, Inc.’s (“Mirati”) business and financial guidance, the development and commercialization of certain biological compounds, including the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), and MRTX1133 (selective KRASG12D inhibitor), Mirati’s other technologies and products in development, and the proposed acquisition of Mirati by Bristol-Myers Squibb Company (“BMS”). These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, those inherent in the endeavor of building a business around such medicines and those related to the proposed acquisition of Mirati by BMS, including with respect to (i) the approval of Mirati’s stockholders for the proposed acquisition (which may be delayed or may not be obtained), (ii) whether the contingent consideration will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for Mirati, (vi) the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition, and (vii)

unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed acquisition and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. The compounds described in this communication are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Mirati’s business, particularly those identified in the cautionary factors discussion in Mirati’s Annual Report on Form 10-K for the year ended December 31, 2022 (which is available at the Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov)), as well as other documents that may be filed by Mirati with the SEC from time to time. Mirati undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Additional Information and Where to Find it

In connection with the proposed acquisition of Mirati by BMS, Mirati filed a definitive proxy statement with the SEC on November 2, 2023. The definitive proxy statement and proxy card will be delivered to the stockholders of Mirati in advance of the special meeting relating to the proposed acquisition. This document is not a substitute for the proxy statement or any other document that may be filed by Mirati with the SEC. MIRATI’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN OR WILL CONTAIN, AS APPLICABLE, IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders can obtain a free copy of the definitive proxy statement, and will be able to obtain such other documents containing important information about Mirati once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Mirati makes available free of charge at its website at www.ir.mirati.com copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Mirati and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Mirati in connection with the proposed acquisition. Information regarding the identity of potential participants in the solicitation of proxies in connection with the proposed acquisition, and their direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement relating to the proposed acquisition filed by Mirati with the SEC. To the extent holdings of Mirati’s securities by its directors or executive officers have changed from the amounts set forth in the definitive proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. These documents, when available, may be obtained free of charge from the SEC’s website at www.sec.gov and Mirati’s website at www.mirati.com.
Mirati Contacts

Investor Relations: ir@mirati.com

Media Relations: media@mirati.com

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Mirati Therapeutics, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash, cash equivalents and short-term investments	$976,434	$1,083,837
Accounts receivable, net	14,651	865
Inventory	20,156	3,020
Other current assets	24,839	21,239
Total current assets	1,036,080	1,108,961
Property and equipment, net	16,046	17,540
Intangible asset, net	14,138	14,914
Long-term investment	3,559	3,465
Right-of-use asset	35,066	36,122
Other long-term assets	24,819	21,645
Total assets	$1,129,708	$1,202,647

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$37,961	$38,861
Accrued liabilities	99,418	120,587
Total current liabilities	137,379	159,448
Lease liability	42,203	43,661
Other liabilities	3,661	3,022
Total liabilities	183,243	206,131

Shareholders’ equity	946,465	996,516

Total liabilities and shareholders’ equity	$1,129,708	$1,202,647

Mirati Therapeutics, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue
Product revenue, net	$16,400	$—	$36,056	$—
License and collaboration revenues	—	5,431	1,201	11,502
Total revenue	16,400	5,431	37,257	11,502
Expenses
Cost of product revenue	1,428	—	3,011	—
Cost of product revenue - intangible asset amortization	259	—	776	—
Research and development	114,766	131,076	365,636	390,391
Selling, general and administrative	72,001	60,798	220,981	168,977
Total operating expenses	188,454	191,874	590,404	559,368
Loss from operations	(172,054)	(186,443)	(553,147)	(547,866)
Other income, net	10,150	13,136	29,744	9,728
Loss before income taxes	(161,904)	(173,307)	(523,403)	(538,138)
Income tax expense	—	254	—	254
Net loss	$(161,904)	$(173,561)	$(523,403)	$(538,392)
Unrealized gain (loss) on available-for-sale investments	106	(1)	2,175	(5,712)
Foreign currency translation adjustment	59	(9,485)	(6)	(9,485)
Comprehensive loss	$(161,739)	$(183,047)	$(521,234)	$(553,589)
Net loss per share, basic and diluted	$(2.49)	$(3.09)	$(8.66)	$(9.66)
Weighted average common shares outstanding, basic and diluted	64,993	56,219	60,420	55,747